10.1 Acquisition Agreement, dated as of February 6, 2003, among Enhance Biotech, Inc. (f/k/a Becor Communications, Inc.) and Enhance Lifesciences Inc.


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


                           ENHANCE LIFESCIENCES INC.,
                             A DELAWARE CORPORATION






                             AS OF FEBRUARY 6, 2003









                              ACQUISITION AGREEMENT

      THIS ACQUISITION AGREEMENT ("Agreement"), is made and entered into this 6th day of February, 2003, by and between Becor Communications, Inc., a Delaware corporation ("BCI") and Enhance Lifesciences Inc., a Delaware corporation ("ELSI"), each herein sometimes being referred to individually as a "party" and collectively as the "parties," is made with reference to the following facts:

                                 R E C I T A L S

      A. BCI is a publicly held corporation who's wholly owned subsidiary is engaged in the development, production and distribution of management and general workforce training videos.


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


      B. ELSI is a privately held pharmaceutical company that is developing products that aim to improve quality of life (the "Business").

      C. The parties propose, as of the Effective Time (as hereinafter defined), that BCI shall acquire ownership of 100% of the outstanding common shares of ELSI (the "Acquisition"), as a result of which (a) ELSI will become a wholly-owned subsidiary of BCI and (b) the current holders of the outstanding common shares of ELSI (the "ELSI Shareholders") will receive as consideration for the Acquisition shares of BCI common stock as hereinafter set forth.

      D. The Acquisition is to be effectuated as a non-taxable reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

      E. "BCI/ELSI" refers to the corporate entity as of the Effective Time.

      NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:


                     ARTICLE000001ARTICLE0000001ARTICLE ONE


      1.01 0000021.01 00000021.01 THE ACQUISITION. On the terms and subject to the conditions set forth in this Agreement, BCI shall acquire 100% of the outstanding common shares of ELSI (the "ELSI Shares") in exchange for a total of 14,516,000 newly issued shares of BCI common stock (the "BCI Shares") to be issued to the ELSI Shareholders in amounts calculated in accordance with Article Two.

                                   ARTICLE TWO

      2.01 CALCULATION OF EXCHANGE RATIO. The number of BCI Shares to be issued to each of the ELSI Shareholders for their respective ELSI Shares shall be calculated in accordance with the formula in Section 2.02, using an exchange ratio of 0.7258 (the "Exchange Ratio"). The Exchange Ratio was derived by dividing the total number of BCI Shares to be issued (14,516,000) by the total number of ELSI Shares (20,000,000).

      2.02 CALCULATION OF BCI SHARES TO BE ISSUED. The number of BCI Shares to be issued to each of the ELSI Shareholders for their respective shares shall be calculated by (i) multiplying (a) the total number of ELSI Shares held by each ELSI Shareholder by (b) the Exchange Ratio and (ii) rounding the product to the nearest whole number (subject to other reasonable adjustments needed to maintain the total number of BCI Shares to be issued at 14,516,000). No fractional shares of BCI common stock shall be issued in connection with the Acquisition.

                                  ARTICLE THREE

      3.01 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after or upon the satisfaction or waiver in writing of all of the conditions precedent to the obligations of the parties hereto, on such date as may be designated by


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


mutual consent of the parties (the "Closing Date"). The parties will conduct the Closing at the offices of BCI, at 17337 Ventura Boulevard, Suite 224, Encino, CA, 91316, or such other place as the parties may mutually agree. At the Closing, the parties will determine that each condition to the obligations of the parties hereunder has been satisfied or waived or will, at such Closing, be satisfied or waived.

            (a) Definitions. For purposes of this Agreement, the terms listed below shall be defined as follows:

                  (i) "Private Placement" shall mean a private placement of newly issued shares of BCI common stock at not less than $1.50 per share which raises gross proceeds for BCI of at least US$2,000,000. For purposes of this Agreement, the term "Private Placement" shall also mean a merger or business combination, as a result of which the combined entity (including BCI) has assets consisting of cash, money market instruments and readily marketable securities of at least US$2,000,000 in excess of the cash assets of BCI prior to the transaction, and net assets (inclusive of such assets consisting of cash, money market instruments and readily marketable securities) in excess of net liabilities which net amount is at least US$2,000,000 greater than the amount of net assets of BCI in excess of BCI's net liabilities prior to such transaction.

                  (ii) "Private Placement Deadline" shall mean 5:00 p.m. Pacific Time on the [INSERT DATE 6 MONTHS AFTER CLOSING.]

                  (iii) "Promissory Note" shall mean terms and conditions of Promissory Note as attached.

      3.02 THE EFFECTIVE TIME. The Acquisition shall become effective when all of the items required by this Agreement to be delivered at the Closing have been delivered (the "Effective Time").

      3.03 DIRECTORS OF BCI AT THE EFFECTIVE TIME. ELSI shall have the right to nominate up to three new persons to serve as directors of BCI at and after the Effective Time of the Acquisition. ELSI shall identify any such nominees in
Schedule 3.03. As provided in Section 7.05 hereof, the BCI board of directors shall adopt resolutions appointing such persons (the "New BCI Directors") as directors (the "New Director Resolutions"), which by their terms shall become operative only at the Effective Time of the Acquisition.

      3.04 OFFICERS OF BCI AT THE EFFECTIVE TIME. ELSI shall identify in
Schedule 3.04 those persons it desires to nominate for appointment as the new officers of BCI at and after the Effective Time of the Acquisition. As provided in Section 7.05 hereof, the BCI board of directors shall adopt resolutions appointing such persons as the new officers of BCI (the "New BCI Officers") (the "New Officer Resolutions"), which by their terms shall become operative only at the Effective Time of the Acquisition.

                                  ARTICLE FOUR

      ELSI represents and warrants to BCI with respect to ELSI as follows:

      4.01 ORGANIZATION AND GOOD STANDING. ELSI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. ELSI has one subsidiary. All corporate proceedings required by law or by the provisions of this Agreement to be taken by ELSI on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

      4.02 DUE AUTHORIZATION. ELSI has all requisite power, authority and legal capacity and is competent to execute and deliver this Agreement and ELSI has all requisite power, authority and legal capacity and is competent to execute and deliver each of the other transaction documents to which it is or is specified to be a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, together with all other transaction documents to which ELSI is a party, when executed and delivered by ELSI, will constitute legal, valid and binding obligations of ELSI, enforceable against ELSI in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally. The execution and delivery by ELSI of this Agreement and each of the other transaction documents to which it is, or is specified to be, a party, and the consummation of the stock exchange and other transactions contemplated hereby and thereby have been duly authorized by all necessary action (corporate and other) of ELSI.

      4.03 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. Except as noted on
Schedule 4.03, the execution and delivery of this Agreement by ELSI and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which ELS is a party or by which they or their assets are bound.

      4.04 ABSENCE OF CERTAIN CHANGES. Since the date of the most recent financial statements given to BCI, there has not been any material adverse change in the working capital, financial condition, assets, liabilities, reserves, contractual allowances, business operations or prospects of ELSI, and neither ELSI nor any subsidiary of ELSI has:

            (a) Engaged in any material transaction outside the ordinary course of business;

            (b) Made any capital expenditures other than in the ordinary course of business;

            (c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates;

            (d) Made any material change in any method of accounting or accounting practice;

            (e) Incurred any material indebtedness or leasehold expense in excess of $5,000;

            (f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;

            (g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

            (h) Issued or sold any common shares or other equity security, granted any stock option or warrant, or otherwise issued any security convertible into capital stock;

            (i) Canceled any indebtedness due it except upon full payment thereof;

            (j) Increased the compensation payable or to become payable by ELSI to any of its respective directors, officers, employees or agents, or any bonus payments or arrangement made to or with any thereof;

            (k) Agreed, whether in writing or otherwise, to do any of the foregoing;

            (l) Suffered any labor trouble or any controversies with any of its employees;

            (m) Suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the business or properties of ELSI; or

            (n) Received notice that any person or entity with which ELSI has a significant business relationship intends to cancel or terminate such business relationship.

      4.05 CONTRACTS AND COMMITMENTS. All references to ELSI in this Section
4.05 shall be deemed to refer to both ELSI and its subsidiaries. Attached as
Schedule 4.05 is a list of all agreements which materially affect ELSI, to which ELSI is a party or by which ELSI or any of its property is bound which exist as of the date of execution of this Agreement (including, without limitation, joint venture or partnership agreements, personal property leases, conditional sales contracts, notes or other evidence of indebtedness, or other contracts, agreements, or commitments) (collectively, the "Contracts"). ELSI now has, and at the Closing will have, valid and enforceable interests in and to the Contracts. ELSI is not in default with respect to any material term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder. ELSI has received no notice that any party to a Contract intends to cancel or terminate such Contract or to exercise or not to exercise any option thereunder.

      4.06 LICENSES AND PERMITS. Schedule 4.06 lists all licenses ("Licenses") and permits ("Permits") held by ELSI and its subsidiaries in connection with the operation of their business as currently conducted or to the occupancy and use of the premises upon which their business is conducted. No breach of any such License or Permit currently exists, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a breach thereunder.

      4.07 PROPRIETARY RIGHTS. Schedule 4.07 lists all patents, patent applications, trademarks, trade names, service marks, copyrights, patent rights, trademark registrations, trademark applications, business names, brand names, copyright registrations, designs, design registrations, rights to computer software or any rights to any of the foregoing ("Intellectual Property") of which ELSI is the owner, licensee or licensor (other than commercially-available computer software and similar property), and indicates whether ELSI is the owner, the licensee or the licensor of such Intellectual Property and, if it is the licensee or licensor, the identity of the other party to the agreement, the scope of the rights licensed, and the term of the agreement. Neither the stock exchange or the other transactions to be consummated at closing will conflict with, alter or impair such rights. To ELSI's knowledge, it conducts its business without conflict or infringement of any Intellectual Property claimed or held by others. To ELSI's knowledge, no third party conflicts with or infringes upon any Intellectual Property owned or licensed by ELSI.

      4.08 LITIGATION. All references to ELSI in this Section 4.08 shall be deemed to refer to both ELSI and its subsidiaries. Except as listed in Schedule 4.08:

            (a) there is no action, suit or proceeding to which ELSI or any of ELSI's officers or directors, is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body, or any arbitrator or arbitral body, which, if decided or concluded adversely, would have a materially adverse impact upon the operation by ELSI of the Business or on ELSI's ability to consummate the transactions contemplated herein, and ELSI has no knowledge that any such action, suit or proceeding has been threatened against ELSI;

            (b) None of ELSI, its officers or its directors has not been permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice in connection with the Business; and

            (c) There is not in existence on the date hereof any order, judgment or decree of any court or other tribunal or other agency or any arbitrator or arbitral body, enjoining or requiring ELSI or any of its officers or directors to take any action of any kind with respect to the business, properties or assets of the Business.

      4.09  COMPLIANCE WITH LAW.

            (a) ELSI and its subsidiaries currently have no outstanding notice or notification from any court or governmental agency, authority or body that, with respect to the operations of the Business, it is in violation in any material respect of or not in substantial compliance with any federal, provincial or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conservation) or that upon the passage of time it will be in violation in any material respect of any of the foregoing;

            (b) The conduct of the Business within the five-year period prior to the date hereof has not been in violation of any federal, provincial or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conversation) in force on the date hereof, the enforcement of which would materially and adversely affect the condition (financial or otherwise), business or properties of ELSI or its subsidiaries;

            (c) Neither ELSI, its subsidiaries, nor any shareholder, officer, employee or agent of ELSI or its subsidiaries has, directly or indirectly, within the five year period prior to the date hereof given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice, which in any such case would subject ELSI to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would be grounds for termination or modification of any material contract, license or other instrument to which ELSI or any subsidiary of ELSI is a party; and

            (d) All outstanding securities issued by ELSI (including all common stock and securities convertible into or exercisable for common stock) were issued in compliance with all applicable securities laws. All of the outstanding common shares of ELSI are, and any common shares of ELSI issuable upon conversion or exercise of any other security, when issued pursuant to such conversion or exercise will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents of ELSI or any agreement to which ELSI is a party or is bound.

      4.10 CAPITALIZATION. The authorized capital stock of ELSI consists of 25,000,000 common shares, of which 20,000,000 shares are outstanding on the date hereof. Such issued and outstanding shares have been duly and validly authorized and are fully paid and non-assessable. There are no other shares of capital stock of ELSI outstanding, authorized or reserved for issuance; there are no outstanding options, warrants, or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares of capital stock of ELSI, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require ELSI to issue, sell or deliver any shares of capital stock of ELSI. Attached as Schedule 4.14 is a list of the shareholders of ELSI as of the date hereof, indicating the number of ELSI common shares owned by them beneficially and of record.

      4.11 LABOR AND EMPLOYMENT MATTERS. All references to ELSI in this Section
4.11 shall be deemed to refer to both ELSI and its subsidiaries. ELSI hass no collective bargaining agreement, service or employment contract or other labor or employment agreement or scheme to which ELSI is a party or by which ELSI is bound; no profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan, contract, arrangement or scheme to which ELSI is a party or by which ELSI is bound; and no plan, contract, arrangement or scheme under which fringe benefits (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded to employees of ELSI.

      4.12 TAXES. All references to ELSI in this Section 4.12 shall be deemed to refer to both ELSI and its subsidiaries.


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


      (a) As used in this Agreement, (i) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder;
(ii) "Taxes" shall mean all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, withholding and other taxes of any nature, including any interest, penalties or additions with respect thereto and any obligations under any agreements or arrangements with any other Person with respect to such amounts; (iii) "Taxing Authority" shall mean any Governmental Entity (including any subdivision, agency or commission thereof) exercising regulatory authority in respect of Taxes or liability for Taxes of any other Person as required by Applicable Law; (iv) "Tax Return" shall mean all returns, reports, forms, including information returns, with respect to Taxes; (v) "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature; and (vi) "Governmental Authority shall mean any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, foreign, national, federal, state or local, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any laws or regulations.

            (b) ELSI has filed, when due, all Tax Returns except as discussed in
Schedule 4.12(b). All such Tax Returns are true and complete in all respects. All Taxes due from ELSI with respect to the taxable periods covered by such Tax Returns and all other Taxes have been or will be timely paid. ELSI has not requested any extension of time to file any Tax Return that has not yet been filed.

            (c) No Tax Return of ELSI is currently under audit, examination, or dispute by any Taxing Authority, and no written or unwritten notice of such an audit, examination or dispute has been received by ELSI. No issues relating to Taxes have been raised in the last five years by any Taxing Authority that can reasonably be expected to recur in a later taxable period. No deficiency for any material amount of Taxes has been asserted or assessed or threatened by any Taxing Authority against ELSI. No Liens for Taxes exist with respect to any assets or properties of ELSI.

      4.13 ENVIRONMENTAL COMPLIANCE. All references to ELSI in this Section 4.13 shall be deemed to refer to both ELSI and its subsidiaries. There have been no uses, disposals, burials or releases of Hazardous Materials (as defined) on any premises used in the Business, either before or after ELSI's occupancy of such premises, except in substantial compliance with applicable laws. For purposes of this Section 4.13, the term "Hazardous Materials" shall mean any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" and similar terms under any applicable federal, provincial or local laws or regulations. The operations of ELSI at ELSI's premises have been in material compliance with all applicable federal, provincial or local environmental laws or regulations. ELSI shall indemnify and hold harmless BCI and its successors and assigns from and against any and all claims, demands, damages, actions, penalties, liabilities, causes of action and government proceedings of any kind or nature whatsoever, arising out of or in any manner directly or indirectly connected with the presence prior to Closing of Hazardous Materials at such premises or the violation prior to Closing of any applicable federal, provincial or local environmental laws or regulations at such premises, including, but not limited to, any claims of indemnification or contribution under any federal, provincial or local laws or regulations.

      4.14 SUBSIDIARIES AND AFFILIATES. Except for the subsidiaries of ELSI named in Section 4.01, ELSI does not have, directly or indirectly, an equity investment in any corporation, partnership, joint venture or other business entity which investment represents or upon conversion would represent more than ten percent (10%) of the voting power or interest in the profits of such entity.

      4.15 NO ASSETS OWNED BY AFFILIATES. There are no properties, tangible or intangible, owned by the shareholders of ELSI, or owned by any affiliate or relative of such shareholders, which have been used in the normal day-to-day operations of the Business any time since January 1, 2000.

      4.16 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth in the financial statements dated 31st October 2002, ELSI is not indebted to any officer, director, or shareholder of ELSI in any amount whatsoever other than for salaries or services rendered since the start of ELSI's current pay period and for reimbursable business expenses, nor is any such officer, director or shareholder indebted to ELSI except for advances made in the ordinary course of business to meet anticipated reimbursable business expenses to be incurred by such obligor.

      4.17 RELATED PARTY TRANSACTIONS. All references to ELSI in this Section
4.17 shall be deemed to refer to both ELSI and its subsidiaries. Except as identified on Schedule 4.17, no officer or director, in such person's capacity as such, or, to ELST's knowledge, any shareholder of ELSI, nor any affiliate or relative of any such person, now has or within the last three (3) years has had, either directly or indirectly, a material interest in any contract, agreement or commitment to which ELSI is or was a party, or under which ELSI is or was obligated or bound, or to which any of ELSI's properties may be or may have been subject, other than any contract, agreement or commitment between ELSI and such persons in their capacities as employees, officers or directors of ELSI.

      4.18 NO LEGAL BAR. ELSI is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against ELSI which questions the validity of this Agreement or any of the transactions contemplated hereby.

      4.19 FINDER'S FEES AND BROKERAGE FEES. ELSI has not had any dealings with any person which would entitle such person to any finder's fee or brokerage fees in connection with this Agreement or any transaction contemplated hereby (provided that the parties acknowledge that in the event that the Private Placement is consummated ELSI will have entered into arrangements for the payment of investment banking fees or finder's fees in connection with the Private Placement).

      4.20 REQUIRED CONSENTS. No consent, waiver or other authorization of any third party (including, without limitation, any third party to a Real Property Lease, Equipment Lease, Contract, License, Permit or other instrument to which ELSI or any subsidiary of ELSI is a party or by which ELSI or any subsidiary of ELSI is bound) is required to the consummation of the transactions contemplated by this Agreement.

      4.21 OTHER INFORMATION. ELSI has disclosed or will, prior to the Closing, disclose to BCI all information requested by BCI and known to ELSI (after reasonable investigation and inquiry) to be material to the condition (financial or otherwise), business or properties of ELSI and its subsidiaries. The information concerning ELSI and its subsidiaries set forth in this Agreement, in the schedules hereto furnished by ELSI, and in any other document, statement or certificate furnished or to be furnished to BCI pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. All information contained or referred to in the schedules hereto furnished by ELSI is accurate in all material respects and ELSI (after having made reasonable inquiry) is not aware of any other fact or matter which renders any such information materially misleading. Copies of all documents heretofore or hereafter delivered or made available to BCI were or will be complete and accurate copies of such documents on the date such copies are delivered.

      4.22 ELSI UNAUDITED FINANCIAL STATEMENTS. ELSI has delivered to BCI its unaudited consolidated financial statements for the year ended January 31, 2002 and the three months ended October 31, 2002, and such financial statements are true and correct and fully represent the financial condition of ELSI at such dates and comply with United States generally accepted accounting principles consistently applied throughout the periods covered.

      4.23 REGULATORY INVESTIGATIONS. To ELSI's knowledge, there are no investigations or inquiries pending against ELSI or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

      4.24 CORPORATE RECORDS. All of the minute books and corporate and financial records of ELSI are, or prior to the Closing will be, in all material respects, complete, up to date and accurate.

      4.25 PRIVATE OFFERING. None of ELSI or its subsidiaries or the officers, directors, agents or representatives thereof or their Affiliates has issued, sold or offered any security of ELSI to any Person under circumstances that would cause the sale of the stock, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933 (the "Securities Act"). None of ELSI parties described above will offer the stock or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of Section 5 of the Securities Act. The exchange, sale and delivery of the stock hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

      4.26 FOREIGN CORRUPT PRACTICES ACT. None of ELSI or its subsidiaries, or any officer, director or employee of ELSI or its subsidiaries, or any agent or other Person associated with or acting on behalf of ELSI has with respect to ELSI (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      4.27 CORPORATE NAME. ELSI has not received any written or unwritten notice of conflict during the past five (5) years with respect to the rights of others regarding the corporate names of ELSI, and has the exclusive right to use its name as the name of a corporation in the jurisdictions in which ELSI has operations. No Person is presently authorized by ELSI to use the name of ELSI.

      4.28 REPRESENTATIONS. All representations and warranties of ELSI are true, accurate and complete in all material respects as of the date hereof and will be true, accurate and complete as of the Closing as if made at such time, except with respect to the effect of transactions in the ordinary course of business and transactions contemplated or permitted by this Agreement. Any exception to a representation or warranty of ELSI which is disclosed in any of the schedules hereto furnished by ELSI shall be deemed to apply only to the representation or warranty referenced by such schedule, and shall not, unless scheduled separately, be considered an exception to any other representation or warranty of ELSI in this Agreement.

                                  ARTICLE FIVE

      BCI represents and warrants to ELSI as follows:

      5.01 ORGANIZATION, STANDING AND POWER. BCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by BCI on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

      5.02 DUE AUTHORIZATION. This Agreement and each other agreement contemplated hereby to be executed in connection herewith by BCI or have been (or upon execution will have been) duly executed and delivered by BCI and constitute (or upon execution will constitute) legal, valid and binding obligations of BCI enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights.

      5.03 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution and delivery of this Agreement by BCI and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which BCI is a party or by which it or its properties are bound.

      5.04 STATUS OF COMMON STOCK. Upon consummation of the transactions contemplated by this Agreement, the BCI Shares to be issued to the ELSI Shareholders, when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable and free of any and all liens, claims or encumbrances.

      5.05 NO BANKRUPTCY. Neither BCI nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

      5.06 ABSENCE OF CERTAIN CHANGES. Since November 19, 2002, there has not been any material adverse change in the financial condition, assets or liabilities of BCI, and BCI has not:

                  (a) Engaged in any material transaction outside the ordinary course of business;

                  (b) Made any capital expenditures other than in the ordinary course of business;

                  (c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates;

                  (d) Made any material change in any method of accounting or accounting practice;

                  (e) Incurred any material indebtedness or leasehold expense in excess of $5,000;

                  (f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;

                  (g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

                  (h) Issued or sold any shares of common stock or any other equity security, granted any stock option or warrant, or otherwise issued any security convertible into capital stock.

                  (i) Agreed, whether in writing or otherwise, to do any of the foregoing;

                  (j) Suffered any labor trouble or any controversies with any of its employees; or

                  (k) Suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the business or properties of BCI.

      5.07 CONTRACTS AND COMMITMENTS. All agreements which materially affect BCI, to which BCI is a party or by which BCI or any of its property is bound which exist as of the date of execution of this Agreement have been filed as exhibits to documents filed by BCI with the Commission under the Securities Exchange Act of 1934 (collectively, the "Contracts"). BCI is not in default with respect to any material term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder.

      5.08  LITIGATION.

            (a) There is no action, suit or proceeding to which BCI or any of BCI's officers or directors is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body, or any arbitrator or arbitral body, which, if decided or concluded adversely, would have a materially adverse impact upon the operation by BCI of its business or on BCI's ability to consummate the transactions contemplated herein, and BCI has no knowledge that any such action, suit or proceeding has been threatened against BCI;

            (b) None of BCI, its officers or its directors has been permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice in connection with its business; and

            (c) There is not in existence on the date hereof any order, judgment or decree of any court or other tribunal or other agency or any arbitrator or arbitral body, enjoining or requiring BCI or any of its officers or directors to take any action of any kind with respect to its business, properties or assets.

      5.09  COMPLIANCE WITH LAW.

      (a) BCI currently has no outstanding notice or notification from any court or governmental agency, authority or body that, with respect to the operations of BCI's business, it is in violation in any material respect of or not in substantial compliance with any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conservation) or that upon the passage of time it will be in violation in any material respect of any of the foregoing;

      (b) The conduct of BCI's business within the five-year period prior to the date hereof has not been in violation of any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conversation) in force on the date hereof, the enforcement of which would materially and adversely affect the condition (financial or otherwise), business or properties of BCI;

      (c) Neither BCI nor any shareholder, officer, employee or agent of BCI has, directly or indirectly, within the five year period prior to the date hereof given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice, which in any such case would subject BCI to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would be grounds for termination or modification of any material contract, license or other instrument to which BCI is a party; and

      (d) All outstanding securities issued by BCI (including all common stock and securities convertible into or exercisable for common stock) were issued in compliance with all applicable securities laws. All of the outstanding shares of BCI common stock are, and any shares of BCI common stock issuable upon conversion or exercise of any other security, when issued pursuant to such conversion or exercise will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents of BCI or any agreement to which BCI is a party or is bound.

      5.10 CAPITALIZATION. The authorized capital stock of BCI consists of 25,000,000 shares of common stock, of which 1,612,900 shares are outstanding on the date hereof. Such issued and outstanding shares have been duly and validly authorized and are fully paid and nonassessable. There are no other shares of capital stock of BCI outstanding, authorized or reserved for issuance, there are no outstanding options, warrants, or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares of capital stock of BCI, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require BCI to issue, sell or deliver any shares of capital stock of BCI. Attached as Schedule 5.10 is a list of the stockholders of BCI indicating the number of BCI common shares owned of record by them as of a recent date.

      5.11 TAXES. All tax returns required to be filed with respect to BCI have been duly filed and all taxes and other governmental charges as reflected on such tax returns as being due and owing in respect of the properties, income, sales and payrolls of BCI have been duly paid. There are no pending questions with governmental agencies relating to, or claims or assessments for, taxes payable by BCI, and BCI has not given, and has not been requested to give, any waivers extending the statutory period of limitation applicable to any income tax return for any period; and proper and accurate amounts have been withheld by BCI from its employees for all periods in full and complete compliance with the tax withholding provisions of all applicable laws.

      5.12 ENVIRONMENTAL COMPLIANCE. There have been no uses, disposals, burials or releases of Hazardous Materials (as defined) on any premises used in BCI's business, either before or after BCI's occupancy of such premises, except in substantial compliance with applicable laws. For purposes of this Section 5.12, the term "Hazardous Materials" shall mean any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" and similar terms under any applicable federal, state or local laws or regulations. The operations of BCI at BCI's premises have been in material compliance with all applicable federal, state or local environmental laws or regulations. BCI shall indemnify and hold harmless ELSI and its successors and assigns from and against any and all claims, demands, damages, actions, penalties, liabilities, causes of action and government proceedings of any kind or nature whatsoever, arising out of or in any manner directly or indirectly connected with the presence prior to Closing of Hazardous Materials at such premises or the violation prior to Closing of any applicable federal, state or local environmental laws or regulations at such premises, including, but not limited to, any claims of indemnification or contribution under any federal, state or local laws or regulations.

      5.13 SUBSIDIARIES AND AFFILIATES. Except for its wholly owned subsidiary Advanced Knowledge, BCI has no direct or indirect equity investment in any corporation, partnership, joint venture or other business entity.

      5.14 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND STOCKHOLDERS. Except as set forth in the financial statements dated November 30, 2002 BCI is not indebted to any officer, director, or stockholder of BCI in any amount whatsoever.

      5.15 NO LEGAL BAR. BCI is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against BCI which questions the validity of this Agreement or any of the transactions contemplated hereby.

      5.16 FINDER'S FEES AND BROKERAGE FEES. BCI has not had any dealings with any person which would entitle such person to any finder's fee or brokerage fees in connection with this Agreement or any transaction contemplated hereby.

      5.17 OTHER INFORMATION. BCI has disclosed or will, prior to the Closing, disclose to ELSI all information requested by ELSI and known to BCI (after reasonable investigation and inquiry) to be material to the condition (financial or otherwise), business or properties of BCI. The information concerning BCI set forth in this Agreement, in the BCI Annual Report (including the audited financial statements contained therein (the "BCI Financial Statements")), in any schedules hereto furnished by BCI, and in any other document, statement or certificate furnished or to be furnished to BCI pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. All information contained or referred to in the schedules hereto furnished by BCI is accurate in all material respects and BCI (after having made reasonable inquiry) is not aware of any other fact or matter which renders any such information materially misleading. Copies of all documents heretofore or hereafter delivered or made available to AMI were or will be complete and accurate copies of such documents on the date such copies are delivered.

      5.18 BCI FINANCIAL STATEMENTS. The BCI Financial Statements fully represent the financial condition of BCI at August 31, 2002 and the results of operations, shareholders equity and cash flows of BCI for the periods covered. The BCI Financial Statements comply with generally accepted accounting principles consistently applied throughout the periods covered.

      5.20 REPORTING COMPANY. BCI is a reporting company registered under
Section 12(g) of the Securities Exchange Act of 1934 and is in compliance with all laws, rules and regulations applicable to reporting companies generally.

      5.21 SECURITIES FILINGS. BCI is current with respect to all required filings with state and federal securities regulatory authorities and the contents of all such filings are complete and accurate in all material respects.

      5.22 OTC BULLETIN BOARD. BCI's common stock is posted for trading on the OTC Bulletin Board under the symbol "BCOI."

      5.23 STOP TRADE ORDERS. There are no pending, and there have never been any, stop trade orders issued against BCI or any of its directors or officers or those of any affiliates of BCI by any securities regulatory authority whether in the United States or in any other jurisdiction.

      5.24 REGULATORY INVESTIGATIONS. To BCI's knowledge, there are no investigations or inquiries pending against BCI or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

      5.25 CORPORATE RECORDS. All of the minute books and corporate and financial records of BCI are, or prior to the Closing will be, in all material respects, complete, up to date and accurate.

      5.26 REPRESENTATIONS. All representations and warranties of BCI are true, accurate and complete in all material respects as of the date hereof and will be true, accurate and complete as of the Closing as if made at such time, except with respect to the effect of transactions in the ordinary course of business and transactions contemplated or permitted by this Agreement. Any exception to a representation or warranty of BCI which is disclosed in any of the schedules hereto furnished by BCI shall be deemed to apply only to the representation or warranty referenced by such schedule, and shall not, unless scheduled separately, be considered an exception to any other representation or warranty of BCI in this Agreement.

      5.27 GOVERNMENT APPROVALS. Other than (i) the pre-Closing filing and delivery to stockholders of the Stockholder Notice described in Section 8.17 and
(ii) the post-Closing filing of securities exemption notice filings required in the State of California and the Province of Ontario, no governmental notices, filings, approvals or consents are required in order for BCI to complete the transactions contemplated by this Agreement.

      5.28 REQUIRED CONSENTS. No consent, waiver or other authorization of any third party (including, without limitation, any third party to a real property lease, equipment lease, contract, license, permit or other instrument to which BCI is a party or by which BCI is bound) is required to the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE SIX

      All references to ELSI in this Article shall be deemed to refer to both ELSI and its subsidiaries, except where the context requires otherwise. ELSI hereby covenants and agrees, between the date hereof and the Closing (and, with respect to Sections 6.06, 6.09, 6.10, 6.18, 6.19 and 6.20 also after the Closing), as follows:

      6.01 CONDUCT OF BUSINESS. ELSI shall conduct the operations of its Business only in the ordinary course and in a manner consistent with a maximization of the value of the Business. ELSI shall use reasonable efforts to preserve the goodwill of its customers and others with whom it has business relations. Except as otherwise contemplated by this Agreement or consented to by BCI in writing, between the date of this Agreement and the Closing, ELSI shall not:

            (a) Engage in any material transaction outside the ordinary course of business;

            (b) Make any capital expenditures other than in the ordinary course of business;

            (c) Enter into any material guaranties or otherwise incur or suffer to exist any material contingent liabilities;

            (d) Enter into any material new indebtedness, or cancel any indebtedness due it except upon full payment thereof;

            (e) Make any payment of dividends or other unusual distribution of cash or assets to shareholders or employees, including repayment of outstanding indebtedness;

            (f) Make any material change in any method of accounting or accounting practice;

            (g) Enter into or engage in any transaction with any officer, director, shareholder or affiliate, except for the payment of salaries and other activities in the ordinary course of business;

            (h) Fail to pay when due, or fail to maintain a reserve adequate for the payment when due of, any applicable local, provincial or federal taxes;

            (i) Issue or sell any common shares or other equity security, grant any stock option or warrant, or otherwise issue any security convertible into capital stock;

            (j) Take any other action which would render any representation or warranty of ELSI herein inaccurate as of the date such action is taken; or

            (k) Agree, whether in writing or otherwise, to do any of the foregoing.

      6.02 FULFILLMENT OF CONDITIONS AND COVENANTS. ELSI shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or conditions applicable to it as set forth in this Agreement and shall promptly do all acts and take all such steps as it deems necessary or appropriate to enable it to perform as early as possible the obligations herein provided.

      6.03 STATUS OF ASSETS. ELSI's title to its assets shall be maintained and preserved at all times from the date hereof until completion of the Closing in material accordance with the representations and warranties of ELSI set forth in Article Four hereof.

      6.04 ACCESS TO INFORMATION. Upon reasonable notice from BCI, ELSI shall deliver to the representatives of BCI, or grant such representatives access during normal business hours to, the books, records and financial statements of ELSI to make such reviews, examinations and investigations thereof as BCI deems necessary.

      6.05 FINANCIAL RECORDS AND UNAUDITED FINANCIAL STATEMENTS. ELSI shall accurately maintain its books and records and promptly advise BCI in writing of any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or Business of ELSI.

      6.06 AUDITED FINANCIAL STATEMENTS. ELSI shall complete an audit of the financial statements of ELSI in conformance with the requirements of Form 8-K (items 2 and 7) and other applicable rules and regulations of the Commission. Such audit shall be completed in time for BCI to timely file the audited financial statements of ELSI, together with all required pro forma financial statements, with the Commission on Form 8-K, i.e., within 75 days after the Effective Time.

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


      6.08 TRANSFER OF LICENSES, PERMITS AND AUTHORIZATIONS. Between the date hereof and the Closing, ELSI shall, if required by applicable law or regulations, at its cost, obtain new Licenses and Permits or transfers of existing Licenses and Permits and any governmental or other consents or authorizations required for the consummation of the Acquisition and the conduct of ELSI's Business following the Closing; provided, however, that the terms and conditions of such new or transferred Licenses and Permits shall not be less favorable than those terms and conditions to which ELSI is currently subject.

      6.09 EMPLOYEES. Between the date hereof and the Closing, ELSI shall use its best efforts to ensure that all of the key employees of ELSI shall remain as employees of ELSI (subject to Section 14.05 below).

      6.10 AGREEMENT WITH RESPECT TO OTHER REGULATORY FILINGS. ELSI agrees that it shall cooperate with BCI in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions herein contemplated.

      6.11 SOLICITATION OF INQUIRIES. From the date hereof to the earlier to occur of (i) the Closing or (ii) the termination of this Agreement pursuant to Article Ten hereof (which period shall be referred to herein as the "No-Shop Period"), neither ELSI nor its directors, employees, agents or representatives shall, without the prior written consent of BCI, solicit from any other person, firm or corporation any inquiry or proposal relating to a merger, consolidation, amalgamation, purchase or sale of assets, exchange of securities or similar transaction involving ELSI, other than in the ordinary course of business, nor shall they deliver to any other person any information concerning ELSI or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate the possibility of such a transaction involving ELSI.

      6.12 PURCHASE AND SALE AGREEMENTS. ELSI shall distribute to each of the ELSI Shareholders a Purchase and Sale Agreement in substantially the form attached as Exhibit B (the "Purchase and Sale Agreement") to be signed by them and returned to ELSI for delivery to BCI at the Closing. ELSI shall also distribute to each of the ELSI Shareholders for informational purposes (i) a copy of the BCI Annual Report, and (ii) a copy of this Agreement.

      6.13 PUBLIC ANNOUNCEMENTS. Except as required by any applicable law, rule or regulation, prior to the Closing ELSI shall not issue nor permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of BCI.

      6.14 APPOINTMENT OF SUCCESSOR DIRECTORS. The persons to be appointed as the New BCI Directors at the Effective Time shall adopt the Successor Director Resolutions and shall deliver an original signed copy of such resolutions to Lee
J. Cole in connection with the Closing.

      6.15  INSTRUCTION LETTER TO TRANSFER AGENT.  [Intentionally omitted.]

      6.16 CONDUCT OF BUSINESS PRIOR TO PRIVATE PLACEMENT. ELSI covenants and agrees, at all times after the Effective Date until the Private Placement shall have been consummated, to the following:

            (a) ELSI and its subsidiaries will operate their businesses separate and apart from BCI

            (b) ELSI and its subsidiaries will not transfer or assign to BCI, directly or indirectly, by any means whatsoever, any of ELSI's liabilities, debts, expenses, losses, judgments, claims, damages or other obligations and will not cause BCI to incur any liabilities, debts, expenses, losses, judgments, claims, damages or other obligations on behalf or for the benefit of ELSI or its subsidiaries; and

            (c) ELSI and its subsidiaries will pay in a timely manner all legal, accounting and other costs and expenses of BCI incurred in connection with the Private Placement and incurred for any other purpose, including, but not limited to, costs and expenses of effecting a change of BCI's corporate name, preparing and filing reports and statements under the Securities Exchange Act of 1934, and satisfying all other applicable laws and regulations.

      6.17 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. Upon the occurrence of any [rescission of the Acquisition under the terms of this Agreement], each of ELSI and its subsidiaries, hereby assume the obligation to pay and satisfy, in a timely manner, any and all liabilities, debts, expenses, losses, judgments, claims, damages and other obligations of BCI which may have been incurred by BCI during the period commencing immediately after the Closing and ending on [the date on which Buddy Young takes control back], including, without limitation, all legal, accounting and other costs and expenses of BCI incurred in connection with the Private Placement (unless the same shall have been consummated) and all legal, accounting and other costs and expenses of BCI incurred for any other purpose, including, but not limited to, costs and expenses of effecting a change of BCI's corporate name, preparing and filing reports and statements under the Securities Exchange Act of 1934, and satisfying all other applicable laws and regulations.

      6.18 NO CHANGE IN STOCK TRANSFER AGENT. BCI/ELSI shall retain U.S. Stock Transfer of Glendale, CA, as its stock transfer agent for at least two years following the date of the Closing.

      6.19 NO REVERSE STOCK SPLITS, LIMITED ISSUANCES. For a period of at least two years following the date of the Closing, BCI/ELSI shall not cause or permit any reverse stock split of ELSI's stock, without the expressed prior written consent of Buddy Young, in his sole discretion. Furthermore, until the closing of the Private Placement, BCI/ELSI shall not issue any other stock, convertible debentures, warrants, options and the like or other rights to equity in, except to raise capital and may do so only when the shares of stock are sold at a purchase price of not less than One Dollar and fifty cents ($1.50) per share.

      6.20 COMPLIANCE WITH PRIVATE PLACEMENT DEADLINE. Notwithstanding any language contained herein to the contrary, in the event that ELSI fails, for any reason, to complete a Private Placement on or before the Private Placement Deadline, then the default provisions set forth in the Promissory Note executed by BCI in favor or Mr. Buddy Young as compensation for amounts due in respect of Mr. Young's Consulting Agreement shall be triggered, at the option of Mr. Young, in his sole discretion, and Mr. Young may, subject to the terms and conditions of said Promissory Note, exercise the rights and remedies provided therein. By this reference, the Promissory Note (a copy of which is attached as an exhibit to Mr. Young's Consulting Agreement) is incorporated herein by this reference as if set forth in full at this point, excepting therefrom the payment provisions which remain as obligations only pursuant to the Promissory Note.

                                  ARTICLE SEVEN

      BCI hereby covenants and agrees, between the date hereof and the date of Closing (and, with respect to Section 7.08, also after the Closing), as follows:

      7.01 FULFILLMENT OF CONDITIONS AND COVENANTS. BCI shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements and conditions applicable to it as set forth in this Agreement, and BCI shall promptly do all acts and take all such measures as may be necessary or appropriate to enable it to perform as early as possible the obligations herein provided.

      7.02 ACCESS TO INFORMATION. Upon reasonable notice from ELSI, BCI shall deliver to the representatives of ELSI, or grant such representatives access during normal business hours to, the books, records and financial statements of BCI to make such reviews, examinations and investigations thereof as ELSI deems necessary.

      7.03 COMPLIANCE WITH APPLICABLE SECURITIES LAWS. BCI agrees to use its best efforts to comply with all applicable securities laws in connection with the offer and sale of the BCI Shares to the ELSI Shareholders and will pay all expenses incident thereto.

      7.04 RESIGNATIONS OF EXISTING DIRECTORS AND OFFICERS. The board of directors of BCI shall obtain written resignations of each of the existing directors and officers of BCI, to become effective at the Effective Time, and shall deliver them to ELSI at the Closing.

      7.05 APPOINTMENT OF NEW DIRECTORS AND OFFICERS. The board of directors of BCI shall adopt the New Director Resolutions (as defined in Section 3.03) and the New Officer Resolutions (as defined in Section 3.045) and shall deliver certified copies of such resolutions to ELSI at the Closing.

      7.06 CONDUCT OF BUSINESS. Except for spinning off Advanced Knowledge, Inc. as a separate entity, BCI shall conduct the operations of its business only in the ordinary course. Except as otherwise contemplated by this Agreement or consented to by ELSI in writing, between the date of this Agreement and the Closing, BCI shall not:

            (a) Engage in any material transaction outside the ordinary course of business;

            (b) Make any capital expenditures other than in the ordinary course of business;

            (c) Enter into any material guaranties or otherwise incur or suffer to exist any material contingent liabilities;

            (d) Enter into any material new indebtedness, or cancel any indebtedness due it except upon full payment thereof;

            (e) Make any payment of dividends or other unusual distribution of cash or assets to stockholders or employees, including repayment of outstanding indebtedness;

            (f) Make any material change in any method of accounting or accounting practice;

            (g) Enter into or engage in any transaction with any officer, director, shareholder or affiliate, except for the payment of salaries and other activities in the ordinary course of business;

            (h) Fail to pay when due, or fail to maintain a reserve adequate for the payment when due of, any applicable local, state or federal taxes;

            (i) Issue or sell any shares of common stock or other equity security, grant any stock option or warrant, or otherwise issue any security convertible into capital stock;

            (j) Take any other action which would render any representation or warranty of BCI herein inaccurate as of the date such action is taken; or

            (k) Agree, whether in writing or otherwise, to do any of the foregoing.

      7.07 FINANCIAL RECORDS. BCI shall accurately maintain its books and records and promptly advise ELSI in writing of any material adverse change in the condition (financial or otherwise), assets, liabilities or business of BCI.

      7.08 AGREEMENT WITH RESPECT TO OTHER REGULATORY FILINGS. BCI agrees that it shall cooperate with ELSI in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions herein contemplated.

      7.09 SOLICITATION OF INQUIRIES. Unless otherwise permitted by this Agreement, during the No-Shop Period (as defined in Section 6.11) neither BCI nor its directors, employees, agents or representatives shall, without the prior written consent of ELSI, solicit from any other person, firm or corporation any inquiry or proposal relating to a merger, consolidation, amalgamation, arrangement, purchase or sale of assets, exchange of securities or similar transaction involving BCI, other than in the ordinary course of business, nor shall they deliver to any other person any information concerning BCI or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate the possibility of such a transaction involving BCI.

      7.10 PUBLIC ANNOUNCEMENTS. Except as required by any applicable law, rule or regulation, prior to the Closing BCI shall not issue nor permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of ELSI.

      7.11 SPIN OFF OF ADVANCED KNOWLEDGE, INC. Currently, BCI owns, controls and operates a wholly owned subsidiary known as Advanced Knowledge, Inc. ("AKI") and prior to the Closing, BCI shall spin off AKI to BCI's current shareholders, as constituted prior to the Closing (i.e. no shares shall be issued to the ELSI shareholders), with AKI assuming all of the assets and liabilities associated with its business. As of the Closing, BCI shall have no liabilities, contingent or otherwise, except as set forth on Schedule 7.11, and BCI represents and warrants the same.

                                  ARTICLE EIGHT

      The obligations of ELSI contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out hereinbelow. If any such condition is not satisfied, ELSI shall have the right, at its sole election, either to waive the condition in question and proceed with the Closing or, in the alternative, to terminate this Agreement without liability. In the event that ELSI elects to waive the condition in question and proceed with the Closing, the condition in question shall be deemed to have been satisfied and shall have no further force or effect hereunder in the absence of any misrepresentation of BCI to ELSI with respect to such condition.

      8.01 ACCURACY OF AND CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES. The representations and warranties of BCI contained herein and in all documents to be delivered pursuant hereto shall be true and correct in all material respects as of the Closing, as if made at such time, and ELSI shall have received from BCI a certificate, dated as of the Closing and signed by an executive officer of BCI, certifying that all such representations and warranties of BCI remain true and correct as of the Closing.

      8.02 COMPLIANCE WITH COVENANTS. BCI shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or satisfied by BCI.

      8.03 ACTION/PROCEEDING. No court shall have issued an order effective against a party to restrain or prohibit the transactions herein contemplated.

      8.04 CONSENTS. ELSI shall have obtained all Required Consents from the parties from whom consent is required, as listed on Schedule 4.25 hereto, and from any other third party (including any federal, provincial or local governmental agency or instrumentality) as may be necessary or appropriate in connection with the execution and delivery of this Agreement, or to the consummation of the transactions contemplated hereby, and ELSI shall have obtained documentation or other evidence confirming same.

      8.05 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of all governmental bodies or agencies which counsel for ELSI may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance in all material respects with applicable laws.

      8.06 OPINION OF COUNSEL FOR BCI. ELSI shall have received an opinion of L. Stephen Albright, counsel to BCI, dated as of the Closing, which is addressed to ELSI and the ELSI Shareholders and is satisfactory in form and substance to ELSI and its counsel, to the effect that:

            (a) BCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) BCI is qualified to do business in the State of California;

            (c) BCI has corporate power and authority to enter into this Agreement, the Purchase and Sale Agreements and the transactions and documents contemplated thereby and to perform its obligations thereunder, and BCI has corporate power and authority to own its properties and assets and to conduct its present business;

            (d) The execution, delivery and performance of the agreements to be delivered pursuant hereto by BCI have been duly authorized and approved by BCI and constitute the valid and binding obligations of BCI duly enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally, and will not contravene outstanding documents, by-laws, contracts or instruments by which BCI or its assets are bound or to which they are subject;

            (e) The BCI Shares to be issued and delivered at the Closing are duly authorized, validly issued, fully paid and non-assessable, and free of pre-emptive rights;

            (f) To counsel's knowledge, after due inquiry of BCI's officers and directors but without investigation of public records, BCI is not a party to any litigation or the subject of any judgment or actual or threatened claim;

            (g) To counsel's knowledge, after due inquiry of BCI's officers and directors but without investigation of public records, BCI has not been the subject of any investigation, stop order or legal action by the Commission or any state securities authorities having jurisdiction;

            (h) To counsel's knowledge, after due inquiry of BCI's officers and directors but without investigation of public records, the transactions contemplated by this Agreement will not contravene any applicable law, rule or regulation to which BCI is subject; and

      In rendering its opinion, counsel for BCI may rely upon certificates of officers of BCI and certificates of governmental authorities as to factual matters.

      8.07 DELIVERY OF RESOLUTIONS. The board of directors of BCI shall have adopted the New Director Resolutions (as defined in Section 3.04) and the New Officer Resolutions (as defined in Section 3.05) and shall have delivered certified copies of such resolutions to ELSI at the Closing.

      8.08 DELIVERY OF BCI SHARES. At the Closing the certificates representing the BCI Shares shall have been delivered to the ELSI Shareholders in accordance with Articles 1 and 2 of this Agreement.

      8.10 PURCHASE AND SALE AGREEMENTS. ELSI shall have received properly executed Purchase and Sale Agreements from all of the ELSI Shareholders for delivery to BCI at the Closing.

      8.11 OTHER INFORMATION. ELSI shall have received such other certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to it and its counsel.

      8.12 ADVERSE CHANGE. BCI shall not have suffered any material change, loss or damage, whether or not covered by insurance, since the date of execution of this Agreement.

      8.13 CORPORATE AUTHORIZATION. BCI shall have delivered to ELSI certified copies of all appropriate resolutions of BCI's board of directors authorizing the transactions contemplated by this Agreement.

      8.14 CERTIFICATE OF STATUS. BCI shall have delivered to ELSI a certificate of good standing and a tax clearance certificate from the Delaware Secretary of State with respect to BCI dated not more than ten (10) days prior to the Closing.

      8.15 INCUMBENCY CERTIFICATE. BCI shall have delivered to ELSI a certificate of incumbency with respect to those persons who are the directors and officers of BCI at the time of the Closing.

      8.17 STOCKHOLDER NOTICE. At least ten days prior to the Closing, BCI shall have filed with the Commission and sent to BCI's stockholders the notice which is required by Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder (the "Stockholder Notice") with respect to the anticipated change in control of BCI's board of directors at the Effective Time.

                                  ARTICLE NINE

      The obligations of BCI contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out herein below. If any such condition is not satisfied, BCI shall have the right, at its sole election, either to waive the condition in question and proceed with the Closing or, in the alternative, to terminate this Agreement without liability. In the event that BCI elects to waive the condition in question and proceed with the Closing, the condition in question shall be deemed to have been satisfied and shall have no further force or effect hereunder in the absence of any misrepresentation of ELSI to BCI with respect to such condition.

      9.01 LINE OF CREDIT. ELSI shall have secured an irrevocable commitment for a credit facility (whether a loan, revolving credit, etc.) for advances of not less than One Million Dollars ($1,000,000), in the aggregate, subject to satisfaction of facility and drawdown conditions, which terms shall be considered reasonably satisfactory by BCI, from Jano Holdings and/or SCO Capital LLC. The credit facility will terminate upon sonsummation of the Private Placement.

      9.02 PRIVATE PLACEMENT. ELSI shall have entered into a placement agreement with Axcel Capital Partners and/or SCO Financial Group to raise US$2,000,000, (two million dollars) through a private placement offering of BCI/ELSI common stock (post Closing), at a purchase price of not less than One Dollar and fifty cents ($1.50) per share.

      9.03 ACCURACY OF AND CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES. The representations and warranties of ELSI contained herein and in all documents to be delivered pursuant hereto shall be true and correct in all material respects as of the Closing, as if made at such time, and BCI shall have received from ELSI a certificate, dated as of the Closing and signed by an authorized officer of ELSI, certifying that all such representations and warranties of ELSI remain true and correct as of the Closing.

      9.04 COMPLIANCE WITH COVENANTS. ELSI shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or satisfied by ELSI.

      9.05 ACTION/PROCEEDING. No court shall have issued an order effective against a party to restrain or prohibit the transactions herein contemplated.

      9.06 CONSENTS. ELSI shall have obtained all Required Consents from the parties from whom consent is required, and from any other third party (including any federal, provincial or local governmental agency or instrumentality) as may be necessary or appropriate in connection with the execution and delivery of this Agreement, or to the consummation of the transactions contemplated hereby, and BCI shall have obtained from ELSI documentation or other evidence confirming same.

      9.07 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of all governmental bodies or agencies which counsel for BCI may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance in all material respects with applicable laws.

      9.08 PURCHASE AND SALE AGREEMENTS. ELSI shall have delivered to BCI a properly executed Purchase and Sale Agreement from each of the ELSI Shareholders.

      9.09 CONSULTING AGREEMENT WITH BUDDY YOUNG. ELSI shall have entered into a consulting agreement with Buddy Young, substantially in the form attached hereto as Exhibit A.

      9.10 OPINION OF COUNSEL FOR ELSI. BCI shall have received an opinion from Piper Rudnick LLP, counsel to ELSI, which is dated as of the Closing and is satisfactory in form and substance to BCI and its counsel, to the effect that:

            (a) ELSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) ELSI is qualified to do business in the State of Delaware;

            (c) ELSI has corporate power and authority to enter into this Agreement and the Promissory Note and to perform its obligations thereunder, and ELSI and its subsidiaries have corporate power and authority to own their respective properties and assets and to conduct their businesses as presently conducted;

            (d) The execution, delivery and performance of the agreements to be delivered pursuant hereto by ELSI have been duly authorized and approved by ELSI and constitute the valid and binding obligations of ELSI duly enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally,;

            (e) The ELSI Shares to be delivered at the Closing are duly authorized, validly issued, fully paid and non-assessable, and free of pre-emptive rights;

            (f) The sale to BCI of the ELSI Shares at the Closing is exempt from all applicable takeover statutes, rules and regulations;

            (g) No governmental notices, filings, approvals or consents are required in order for ELSI to complete the transactions contemplated by this Agreement;

            (h) To counsel's knowledge, upon due inquiry of ELSI's officers and directors without investigation of public records, ELSI is not a party to any litigation or the subject of any judgment or actual or threatened claim except as disclosed in the Agreement or the schedules thereto;

            (i) To counsel's knowledge, upon due inquiry of ELSI's officers and directors and without investigation of public records, ELSI has not been the subject of any investigation, stop order or legal action by any securities authorities having jurisdiction; and

            (j) To counsel's knowledge, upon due inquiry of ELSI's officers and directors and without investigation of public records, the transactions contemplated by this Agreement will not contravene any applicable law, rule or regulation to which ELSI is subject; and;

      In rendering its opinion, counsel for ELSI may rely upon certificates of officers of ELSI and certificates of governmental authorities as to factual matters.

      9.11 SECURITIES LAW COMPLIANCE. All applicable securities laws have been satisfied in connection with the offer and sale of the BCI Shares.

      9.12 OTHER INFORMATION. BCI shall have received such other certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to it and its counsel.

      9.13 ADVERSE CHANGE. ELSI shall provide an officer's certificate to BCI which states that: (i ) no material adverse change in the results of operations or the financial condition of ELSI which materially impairs ELSI's ability to conduct its Business shall have occurred other than for changes which occur from the fact that ELSI has entered into this Agreement with BCI; (ii) ELSI shall not have suffered any material change, loss or damage, whether or not covered by insurance, since the date of execution of this Agreement, which change, loss or damage materially affects or impairs the ability of ELSI to conduct its Business; and, (iii) without limitation of the foregoing, there shall not have occurred any destruction of or damage or loss to all or any part of the assets of ELSI from any cause whatsoever, including, but not limited to, fire, flood, accident, acts of God, earthquake, insurrection, riot or any other cause commonly referred to as force majeure, which destruction, damage or loss shall not have been fully repaired to BCI's satisfaction.

      9.14 CORPORATE AUTHORIZATION. ELSI shall have delivered to BCI certified copies of all appropriate resolutions of ELSI's board of directors authorizing the transactions contemplated by this Agreement.

      9.15 CERTIFICATE OF GOOD STANDING. ELSI shall have delivered to BCI a certificate of good standing from the state of Delaware with respect to ELSI and each of its subsidiaries dated not more than ten (10) days prior to the Closing, together with confirmation of good standing on the date of Closing.

      9.16 TRANSFER AND DELIVERY OF ELSI SHARES. [Intentionally omitted.]

      9.17 INCUMBENCY CERTIFICATE. ELSI shall have delivered to BCI a certificate of incumbency with respect to those persons who are the directors and officers of BCI at the time of the Closing.

      9.18 STOCKHOLDER NOTICE. At least ten days prior to the Closing, BCI shall have filed with the Commission and sent to BCI's stockholders the Stockholder Notice described in Section 8.17.

      9.19  DELIVERY OF ALL ESCROW ITEMS.  [Intentionally omitted.]

      9.20 DELIVERY OF AUDITOR'S LETTER. ELSI shall have delivered to BCI a letter from its auditor confirming that they will be able to complete ELSI's audited financial statements in accordance with the Securities and Exchange Commissions requirements of Form 8-K (items 2 and 7) and other applicable rules and regulations of the Commission.

                                  ARTICLE TEN

      10.01 TERMINATION. This Agreement may be terminated and the Acquisition abandoned (notwithstanding any shareholder approval of the Acquisition) prior to the Effective Time:

            (a) by mutual written consent of BCI and ELSI at any time;

            (b) by ELSI at any time after March 19, 2003, provided that ELSI is not in material breach of any covenant, agreement, representation or warranty made by it in this Agreement;

            (c) by BCI at any time after March 19, 2003, provided that BCI is not in material breach of any covenant, agreement, representation or warranty made by it in this Agreement;

            (d) by BCI or ELSI at any time if an order is entered by any court or governmental agency having jurisdiction enjoining BCI or ELSI, respectively, from consummating any of the transactions contemplated by this Agreement and such order shall not have been vacated, reversed or withdrawn on or before the thirtieth (30th) day after the date on which such order was first issued; or

            (e) by BCI or ELSI if (i) any representation or warranty of the other hereunder shall not have been materially true and correct as of the time at which made, or (ii) any conditions precedent to the obligations of such party as set forth in Article Eight or Nine are not satisfied in a timely fashion, or
(iii) default shall be made by the other hereunder in the due and timely observance or performance of any of its covenants and agreements herein contained, in either event only if such representation or warranty cannot be made true and correct or such default cannot be cured on or prior to the fifteenth (15th) day after the non-defaulting or breaching party notifies the other in writing of such default or breach, specifying the nature thereof.

      10.02 NOTICE OF TERMINATION.  The power of termination provided for by
Section 10.01 hereof may be exercised only by a notice given in writing and signed on behalf of BCI by Buddy Young and on behalf of ELSI by Lee J. Cole.

      10.03 EFFECT OF TERMINATION. In the event of termination and abandonment pursuant to this Article Ten, this Agreement shall become void and have no effect, without any liability on the part of any of the parties, except as otherwise provided in Articles Eleven and Twelve hereof. Any announcement of the termination of this Agreement and the abandonment of the Acquisition shall be made by means of a press release issued jointly by BCI and ELSI unless otherwise required to be made by BCI pursuant to the federal or state securities laws.

                                 ARTICLE ELEVEN

      11.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party hereto shall survive the Closing for a period of twelve
(12) months, and shall not be affected by any investigation made by or on behalf of BCI or ELSI, as the case may be. After the applicable expiration with respect to any particular representation or warranty, neither BCI nor ELSI shall be under any liability whatsoever with respect to any such representation or warranty. All covenants and agreements of the parties contained herein shall survive the Closing Date and shall continue for the period required to fulfill the applicable covenant or agreement.

      11.02 INDEMNIFICATION. The parties shall indemnify each other as follows:

            (a) ELSI's Indemnity of BCI. ELSI shall indemnify, defend and hold harmless BCI and its stockholders, directors, officers and agents from and against all losses, judgments, liabilities, claims, damages, or expenses (including reasonable attorneys' fees) of every kind, nature and description, whether known or unknown, absolute or contingent, joint or several ("Loss"), arising out of or relating to (i) any misrepresentation, breach of any representation or warranty, or non-fulfillment, non-performance, failure to timely or fully perform, or breach of any covenant, agreement or other obligation to be performed by ELSI contained in this Agreement or any exhibit or schedule hereto, (ii) the conduct of ELSI's Business prior to the Effective Time, or (iii) the conduct of ELSI's business after the Effective Time and prior to any rescission of the Acquisition.

            (b) BCI's Indemnity of ELSI. BCI shall indemnify, defend and hold harmless ELSI, the ELSI Shareholders and ELSI's directors, officers and agents from and against any Loss arising out of or relating to (i) any misrepresentation, breach of any representation or warranty, or non-fulfillment, non-performance, failure to timely or fully perform, or breach of any covenant, agreement or other obligation to be performed by BCI contained in this Agreement or any exhibit or schedule hereto, or (ii) the conduct of BCI's business prior to the Effective Time.

      11.03 INDEMNIFICATION NOTICE.

            (a) Third Party Claim. In the event that ELSI, BCI or any other party entitled to indemnification under Section 11.02 hereof shall choose to assert a claim for Loss or potential Loss based upon a claim by a third party ("Third Party Claim"), the party seeking indemnification ("Indemnified Party") shall notify the party against which indemnification is sought ("Indemnifying Party") in writing of such claim, promptly following the occurrence of the event giving rise thereto, certifying that such a claim has been asserted and the basis therefor which shall be set forth in reasonable detail ("Notification").

                  (i) The Indemnifying Party shall acknowledge receipt of the Notification and advise the Indemnified Party in writing twenty (20) days after receipt thereof as to whether the Indemnifying Party agrees to such Third Party Claim and whether the defense of the Third Party Claim shall be undertaken by counsel of the choice of and at the expense of the Indemnifying Party. If the Indemnifying Party so agrees, the Indemnifying Party shall be deemed to have accepted any indemnifiable Loss suffered arising from such Third Party Claim, the defense of which has been assumed by the Indemnifying Party. If the Indemnifying Party advises the Indemnified Party that it shall undertake the defense of the Third Party Claim, the Indemnified Party shall deliver all the documents related to the Third Party Claim to the Indemnifying Party or to its counsel, after which the responsibility of the Indemnified Party for the defense of the Third Party Claim shall cease, except that the Indemnified Party shall make available all documents, books and records in its possession related to the Third Party Claim, at no expense to the Indemnifying Party, and shall fully cooperate with counsel for the Indemnifying Party, including providing its personnel who are acquainted with the facts or the documents or books and records related to the Third Party Claim.

                  (ii) If the Indemnifying Party advises the Indemnified Party that the defense of the Third Party Claim will not be undertaken, either the Indemnified Party shall settle such Third Party Claim (in which case, the amount of such settlement and all attorneys' fees attendant to the achievement of such settlement shall be deemed included in any computation to determine Loss), or the Indemnified Party shall notify the Indemnifying Party of the identity of the counsel for the Indemnified Party who has been selected to defend the Third Party Claim. The Indemnifying Party shall fully cooperate with the Indemnified Party and its counsel to the extent that the Indemnifying Party has knowledge of the facts or circumstances relating to the Third Party Claim and the Indemnified Party shall cause its counsel to be available to the Indemnifying Party or its counsel to respond to any inquiries of the Indemnifying Party concerning the progress of such defense. In the event that the Indemnified Party shall assert a claim for Loss as a result of any loss suffered by the Indemnified Party in settling or defending such Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of such claim. The Indemnifying Party shall pay all costs related to the settlement or the defense within thirty (30) days after a demand for the Loss or any component part is made.

            (b) Non-Third Party Claim. In the event the Indemnified Party shall choose to assert a claim for Loss or potential Loss by reason of other than a Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of such claim and the reasons therefor, which reasons shall be set forth in reasonable detail. The Indemnifying Party shall pay to the Indemnified Party the amount of the Loss within thirty (30) days of demand pursuant to this
Section 11.03.

      11.04 DISPUTE.

            (a) If the Indemnifying Party disputes any claim for indemnification or its obligation to indemnify any claim pursuant to this Article Eleven, the Indemnifying Party shall notify the Indemnified Party of such dispute within twenty (20) days of receipt of the Notification. If the matter cannot be reconciled by mutual agreement, the matter shall be submitted to binding arbitration as provided in Section 14.05 hereof.

            (b) If the Indemnifying Party fails to fulfill its obligations under this Article, the Indemnified Party may submit the matter to binding arbitration as provided in Section 14.05 hereof.

                                 ARTICLE TWELVE

      12.01 LITIGATION COSTS. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

                                ARTICLE THIRTEEN

      13.02 CONFIDENTIALITY. Except as may be required by law or as otherwise permitted herein, the parties hereto shall cause all information obtained by them in connection with the negotiation and performance of this Agreement to be treated as confidential and will not use, and will not knowingly permit others to use, any such information in any manner detrimental to the other. Notwithstanding the foregoing, such information may be disclosed (i) in connection with any filings or permit applications with governmental authorities as may be necessary in order to complete the transactions contemplated by this Agreement; (ii) as necessary in order to obtain any Required Consents of third parties to the transactions contemplated by this Agreement; or (iii) as otherwise necessary in order for BCI to close the transactions contemplated by this Agreement. The provisions of this Section shall survive any termination of this Agreement.

                                ARTICLE FOURTEEN

      14.01 NOTICES. All notices, waivers or other communications required or contemplated hereby shall be deemed given if delivered personally, or sent by registered or certified mail or air courier, postage prepaid, return receipt requested, or by telex or telecopier addressed to the parties so to be served as follows:

            If to ELSI:

                  Enhance Lifesciences, Inc.
                  One Rockefeller Plaza
                  Suite 1600
                  New York, New York  10020
                  Attention:  Lee J. Cole, President
                  Fax No.:  (212) 975-1631

            With a copy to:

                  Andrew Cosentino, Esq.
                  Piper Marbury, LLPC
                  1251 Avenue of the Americas
                  29th Floor
                  New York, New York 10020-1104
                  Fax No.: (212) 884-8588


            If to BCI:

                  Mr. Buddy Young
                  BECOR COMMUNICATIONS, INC.
                  17337 Ventura Boulevard, Suite 224
                  Encino, California 91316
                  Fax No.: (818) 784-8660

            With a copy to:

                  L. Stephen Albright, Esq.
                  17337 Ventura Boulevard, Suite 224
                  Encino, California 91316
                  Fax No.: (818) 784-0205

      Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery thereof as shown by the addressee's registry or certification receipt, or upon the expiration of seven days following the date of mailing. Any party hereto from time to time by notice in writing served upon the other as aforesaid may designate a different mailing address to which, or a different or additional person to whom, all such notices or demands thereafter shall be addressed.

      14.02 ASSIGNMENT. Neither the Agreement nor any of the rights hereunder may be assigned by either party without the prior written consent of the other.

      14.03 EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall bear all expenses and costs incurred by it with respect to this Agreement and the transactions contemplated hereby.

      14.04 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal law of the State of California without reference to its rules as to conflicts of law.

      14.05 DISPUTE. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, including without limitation claims against any party or its affiliates, employees, professionals, officers or directors shall be settled by binding arbitration in Los Angeles, California, in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall be an active member of the California bar. In the proceeding, the arbitrator shall apply California substantive law and the California Evidence Code. The arbitrator shall prepare an award in writing, which shall include factual findings and any legal conclusions on which the decision is based. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In any such proceeding, the prevailing party shall be entitled, in addition to any other relief awarded or adjudged, such sum as the arbitrator may fix as and for reasonable attorneys' fees and costs, and the same shall be included in the award and any judgment.

      14.06 ENTIRE UNDERSTANDING. All prior agreements, representations, discussions, negotiations, commitments and understandings between the parties are incorporated in this Agreement and the exhibits and schedules attached hereto which constitute the entire contract between the parties. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included herein and may not be contradicted by evidence of any prior or contemporaneous written or oral representations, agreements or understandings, whether express or implied. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by each of the parties.

      14.07 FURTHER ASSURANCES. Each party, both prior to and after the Closing, shall reasonably cooperate with the other, at the other's request, in furnishing information, documents, testimony and other assistance in connection with the transactions contemplated hereby.

      14.08 WAIVER. Each party may at any time waive compliance by the other with any covenants or conditions contained in this Agreement, but only by a written instrument executed by the party waiving such compliance. If either party waives a condition of Closing, the other party shall have no liability hereunder with respect to the matters so waived.

      14.09 HEADINGS. All Section and Article headings are included for convenience only and are not intended to be full or accurate descriptions of the contents thereof.

      14.10 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which may be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

      14.11 SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstance or the validity or enforceability of this Agreement.

      14.12 BINDING ON SUCCESSORS. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals as of the day and year first above written.

"BCI"

BECOR COMMUNICATIONS, INC.


By:
   ---------------------------------------------
Name:  Buddy Young
Title: President and Chief Executive Officer

By:
   ---------------------------------------------
Name:  L. Stephen Albright
Title: Secretary

"ELSI"

ENHANCE LIFESCIENCES INC.


By:
   ---------------------------------------------
Name:  Lee J. Cole
Title: President

By:
   ---------------------------------------------
Name:  Christopher G. Every
Title: CEO